Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Urban Edge Properties
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Shares, par value $0.01 per share	Rule 457(o) and (r)			$132,807,000	0.0001531	$20,332.75
Fees Previously Paid		—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Shares, par value $0.01 per share	415(a)(6)			$117,193,000			S-3	333-266885	8/15/2022	$10,863.79
Total Offering Amounts							$250,000,000		$20,332.75
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$20,332.75
(1)Urban Edge Properties (the “Company”) previously registered the offer and sale of common shares, par value $0.01 per share (the “common shares”), of the Company having an aggregate offering price of up to $250,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”) on August 16, 2022 (the “2022 ATM Prospectus Supplement”), pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-266885) filed with the Securities and Exchange Commission (“SEC”) on August 15, 2022 (the “2022 Registration Statement”). In connection with the filing of the 2022 ATM Prospectus Supplement, the Company paid a filing fee of $23,175 in connection with the registration of common shares having a maximum aggregate offering price of $250,000,000 to be issued and sold as part of an “at-the-market” offering. Of those common shares, shares having an aggregate offering price of $132,807,000 have been sold and shares with a maximum aggregate offering price of $117,193,000 remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include the common shares having an aggregate offering price of

$117,193,000 previously registered on the 2022 Registration Statement (the “Carry Forward Securities”). The registration fee with respect to the Carry Forward Securities, totaling $10,863.79, was previously paid on August 16, 2022, and, pursuant to Rule 415(a)(6) under the Securities Act, such registration fee will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement was deemed terminated as of the immediate effectiveness of the Company’s new registration statement on Form S-3ASR (File No. 333-289464) filed with the SEC on August 11, 2025. As a result, an additional filing fee of $20,332.75 is due.